UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Vesey Street,
New York, New York 10285
(Address of principal executive offices and zip code)
(212) 640-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for the U.S. Consumer Card Member lending portfolio of its Global Consumer Services Group operating segment and the U.S. Small Business Card Member lending portfolio of its Global Commercial Services operating segment for the months ended September 30, August 31 and July 31, 2020 and the three months ended September 30, 2020.
American Express Company
U.S. Consumer and U.S. Small Business
Delinquency and Write-off Rate Statistics
As of and for the months ended September 30, August 31 and July 31, 2020 and the three months ended September 30, 2020
(Billions, except percentages)

	(Preliminary) September 30, 2020	August 31, 2020	July 31, 2020	(Preliminary) Three months ended September 30, 2020
U.S. Consumer Card Member loans:
Total loans	$49.7	$50.0	$50.0	$49.7
30 days past due loans as a % of total (a)	1.1%	1.2%	1.4%	1.1%
Average loans	$49.9	$50.0	$50.1	$50.0
Net write-off rate – principal only (b)	2.0%	2.5%	2.6%	2.4%

U.S. Small Business Card Member loans:
Total loans	$11.6	$11.6	$11.7	$11.6
30 days past due loans as a % of total (a)	1.1%	1.2%	1.4%	1.1%
Average loans	$11.6	$11.7	$11.7	$11.7
Net write-off rate – principal only (b)	1.8%	2.4%	2.5%	2.2%

Total Card Member loans – U.S. Consumer and U.S. Small Business	$61.4	$61.6	$61.7	$61.4

(a)	During the first quarter 2020, the Company created a Customer Pandemic Relief Program for customers impacted by COVID-19. Delinquency status is generally frozen at enrollment, and loans that are current at enrollment do not age, regardless of whether payment is made. Upon exiting the program, delinquency aging resumes where it had left off at enrollment. The Company closed the Customer Pandemic Relief Program for new enrollees in the United States as of June 2020.

(b)	Net write-off rate based on principal only (i.e., excluding interest and/or fees).

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission. The Card Member loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the total U.S. Consumer or U.S. Small Business Card Member loan portfolios, which include securitized and non-securitized Card Member loans. The reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse as a result of, among other things, differences in the mix, vintage and aging of loans, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the statistics of the U.S. Consumer and U.S. Small Business Card Member loan portfolios, as well as other mechanics of the calculation for the Lending Trust net write-off rate, which is impacted by any additions to the Lending Trust within a particular period.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.
American Express Credit Account Master Trust

(Billions, except percentages)

	September 1, 2020 through September 30, 2020	August 1, 2020 through August 31, 2020	July 1, 2020 through July 31, 2020
Ending total principal balance	$24.2	$24.3	$24.4
Defaulted amount	$0.04	$0.05	$0.05
Annualized default rate, net of recoveries	1.5%	1.9%	1.9%
Total 30+ days delinquent (a)	$0.2	$0.2	$0.2

(a)	Refer to footnote (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Kristina V. Fink
Name: Kristina V. Fink
Title: Deputy Corporate Secretary

Date: October 15, 2020